Exhibit 99.1

McClatchy Concludes Auction Process; Chatham Asset Management Deemed Successful Bid

Whole Company Poised to Emerge with New Ownership Structure

SACRAMENTO, Calif., July 12, 2020 -- McClatchy (OTC-MNIQQ) announced today that the auction held as a part of its court-supervised sale process has concluded with Chatham Asset Management (“Chatham”) deemed the successful bid.

Under terms of the proposed agreement, which will be finalized and filed with the U.S. Bankruptcy Court in the coming days, McClatchy will transition out of Chapter 11 as it entered it: in its totality, as one company serving 30 communities across America through its iconic local news titles, from the Miami Herald and The Charlotte Observer to The (Raleigh) News & Observer, The Kansas City Star, Fort Worth Star-Telegram and The Sacramento Bee.

The proposed agreement positions McClatchy to exit Chapter 11 protection in the third quarter of 2020, having achieved a resolution and restructuring of the Company’s complex legacy debt and pension obligations, while maximizing value for the Company’s creditors. Notably, the Company continues to expect that the Pension Benefit Guaranty Corporation (PBGC) will assume McClatchy’s qualified pension plan, The McClatchy Company Retirement Plan. McClatchy is contributing an estimated $1.4 billion in pension assets to the PBGC.

“From the outset of this voluntary Chapter 11 filing, our aim was to permanently address both the Company’s legacy debt and pension obligations and strengthen our balance sheet in order to provide greater certainty and stability to the wider group of our colleagues and stakeholders who benefit from a restructured McClatchy,” said Craig Forman, President and CEO of McClatchy. “We’re pleased that Chatham and the supportive secured first-lien creditors believe in our business and our mission and are helping to achieve these goals. Local journalism has never been more vital and we remain steadfast in our commitment to delivering on our mission and continuing to serve our communities.”

The agreement will be subject to Court confirmation, currently scheduled for a hearing on July 24, 2020, as well as customary regulatory approvals and other customary closing conditions.

About McClatchy

McClatchy operates 30 media companies in 14 states, providing each of its communities with strong independent local journalism in the public interest and advertising services in a wide array of digital and print formats. McClatchy publishes iconic local brands including the Miami Herald, The Kansas City Star, The Sacramento Bee, The Charlotte Observer, The (Raleigh) News & Observer, and the Fort Worth Star-Telegram. McClatchy is headquartered in Sacramento, Calif. #ReadLocal

Forward-Looking Statements

Statements in this press release regarding the proposed agreement, as well as the restructuring and sale process, and any other statements about management's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. There are a number of important risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the failure to obtain Bankruptcy Court approval; the failure to obtain regulatory approvals in a timely manner or otherwise; the effects of the Bankruptcy Court rulings in the Chapter 11 proceedings and the outcome of the proceedings in general; and the length of time the Company will operate in the Chapter 11 proceedings; as well as the other risks listed in the Company's publicly filed documents, including the Company's Annual Report on Form 10-K for the year ended December 30, 2018. These forward-looking statements speak as of the time made and, except as required by law, we disclaim any intention and assume no obligation to update the forward-looking information contained in this release.

Contact:

Media
Jeanne Segal 1-202-271-8880 jsegal@mcclatchy.com
Rachel Chesley FTI Consulting 1-212-850-5681 mcclatchy@fticonsulting.com

Investor
Stephanie Zarate (916) 321-1931 szarate@mcclatchy.com